UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2006

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)

(315) 797-8375
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 5.02 Departure of Principal Officers; Election of Directors; Appointment of Principal Officers

On November 1, 2006, CONMED Corporation announced that its Board of Directors has elected Joseph J. Corasanti to be its next Chief Executive Officer, effective January 1, 2007. He currently serves as President and Chief Operating Officer. He will succeed Eugene R. Corasanti who will continue to serve as Chairman of the Board of Directors in the capacity of non-executive Chairman. Mr. Eugene Corasanti will relinquish his executive functions at the Company on December 31, 2006, remaining employed by the Company as Vice Chairman.

Mr. Eugene Corasanti is the founder of CONMED Corporation and has led its growth from a start-up in the 1970’s to its present position as a leader in the medical technology marketplace. Mr. Joseph Corasanti joined the Company in 1993 as General Counsel and Vice President of Legal Affairs. He was elected to the Board of Directors in 1994. In 1998 he assumed the role of Executive Vice-President and General Manager. In 1999 he was appointed to his present position of President and Chief Operating Officer. He will remain a Director of the Company.

Mr. Joseph Corasanti will add the title of Chief Executive Officer effective January 1, 2007, in addition to his present title as President. He is also a member of the Board of Directors of II-VI, Inc. (Nasdaq: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where he also serves as a member of the audit committee. He holds a B.A. degree in Political Science from Hobart College and a J.D degree from Whittier College School of Law. He is admitted to the state bar of both New York and California. Prior to joining CONMED Corporation, he worked as a trial attorney in the Los Angeles office of Morgan Wenzel and McNichols, a practice concentrating on business and civil litigation.

Section 9              Financial Statements and Exhibits
Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are included herewith:

Exhibit No.  Description of Exhibit

10.1	Amendment No. 1 to November 12, 2004 Employment Agreement between the Company and Joseph J. Corasanti, dated October 31, 2006

10.2	Employment Agreement between the Company and Eugene R. Corasanti, dated October 31, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	Robert D. Shallish, Jr
Vice President - Finance and
Chief Financial Officer

Date:  November 1, 2006